POLICY NUMBER:  [VP99999990]

POLICY SPECIFICATIONS

Summary of Coverages Effective on the Policy Date

R20ALR2	Alternate Loan Rider 2
S20ALR2
	Alternate Loan Availability Date:	[May 01, 2023]

	Designated Account(s) at Issue:	[1 Year Indexed Account]
[1 Year Indexed Account 4]
[1 Year Indexed Account 6]

[ICC20 S20ADM]

Alternate Loan Rider 2

Insured:               [John Doe]

Maximum Alternate Loan Interest Charged:	[7.50]%

Minimum Alternate Loan Available:	$[200]

Policy Debt:

[Where your Policy provisions refer to Policy Debt, those references are changed by this Rider to mean Total Policy Debt, as defined in this Rider, except when used in the Policy provisions listed below.  In these provisions Policy Debt is equal only to Standard Policy Debt as defined in this Rider:

•         [Loan Account Value]

•         [Loan Processing on Policy Anniversary]]

[Where your optional rider provisions refer to Policy Debt, those references are changed by this Rider to mean Total Policy Debt, as defined in this Rider, except when used in the optional rider provisions listed below.  In these provisions, Policy Debt is equal only to Standard Policy Debt as defined in this Rider:

[ICC12 R12CIC — Accelerated Death Benefit Rider for Chronic Illness

•         Reduction to Policy Loans]

[ICC12 R12CIV — Accelerated Death Benefit Rider for Chronic Illness

•         Reduction to Policy Loans]

[ICC12 R12TIC — Accelerated Death Benefit Rider for Terminal Illness

•         Reduction to Policy Loans]

[ICC12 R12TIV — Accelerated Death Benefit Rider for Terminal Illness

•         Reduction to Policy Loans]

[ICC15 R15OLP3 — Overloan Protection 3 Rider

•         Rider Benefit Summary

•         Policy Qualifications

•         Exercise Conditions

•         Minimum Death Benefit

•         NOTE]

[ICC16 R16LTC — Accelerated Death Benefit Rider for Long-Term Care

•         Effect on Policy Values]

[ICC18 R18ADB — Accelerated Death Benefit Rider for Chronic and Terminal Illness

•         Policy Values]

[Rider Name and Form Number

•            Applicable Rider Provision]]

Date of Reclassification

Reclassifying Alternate Policy Debt as Standard Policy Debt:

[This is calculated and is effective as of the end of the Valuation Day on which your Written Request is received, provided such request is received before the close of that Valuation Day.  If your Written Request is received on or after the close of the Valuation Day, the reclassification is effective as of the end of the Valuation Day next following the day your Written Request is received.]

Reclassifying Standard Policy Debt as Alternate Policy Debt:

[This is effective on the Segment Start Date after your Written Request is received provided we receive your Written Request at our Administrative Office by the Cut-Off Date shown in the Policy Specifications; otherwise the reclassification is effective on the Segment Start Date next following your Written Request.]

Automatic Reclassification of Alternate Policy Debt as Standard Policy Debt:	[This is effective on or immediately following each Monthly Payment Date on which the Excess Alternate Loan Value is greater than zero.]